EXHIBIT 99.6


                                 PROMISSORY NOTE

$200,000.00                                                     February 1, 2006
Jersey City, New Jersey

     FOR VALUE RECEIVED, POSEIDIS, INC., a Florida corporation (hereafter "Borrower"), promises to pay to the order of CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (hereafter "Lender"), at its office located at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302, or at such other location or address on or before September 1, 2007 (the "Maturity Date"), the principal sum of Two Hundred Thousand Dollars ($200,000) (the "Principal Amount"), said principal being payable in one lump sum on the Maturity Date, except as otherwise provided herein.

     Interest shall accrue at the rate of eight percent (8%) per annum and shall be payable on the Maturity Date except as otherwise provided herein.

     No delay or omission on the part of Lender in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note. A waiver by Lender of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion.

     The Borrower and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment.

     The undersigned does not intend or expect to pay, nor does Lender intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by Lender, and any such excess shall be credited by Lender to the balance hereof.

     Each maker, endorser, or any other person, firm or corporation now or hereafter becoming liable for the payment of the loan evidenced by this Promissory Note, hereby consents to any renewals, extensions, modifications, release of security, or any indulgence shown to or any dealings between Lender and any party now or hereafter obligated hereunder, without notice, and jointly and severally agree, that they shall remain liable hereunder notwithstanding any such renewals, extensions, modifications or indulgences, until the debt evidenced hereby is fully paid.

     Principal may be prepaid in whole or in part at any time prior to the Maturity Date. There is no prepayment fee or penalty. Each prepayment of principal shall be applied against the payments last due under this Promissory Note. No partial prepayment of principal shall act to suspend, postpone or waive



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any regularly  scheduled  payment of principal under this Promissory Note. In no event shall the Borrower make any payments to the Lender under this Promissory Note with the proceeds drawn from the Standby Equity Distribution Agreement between the Obligor and Cornell Capital Partners, LP. The Lender may at any time, in lieu of payments owed to the borrower, reduce the outstanding principal balance and accrued and unpaid interest of this Promissory Note to off set such payment obligations in amounts up to the remaining outstanding principal balance of this Promissory Note.

     Any payment of principal under this Promissory Note which is not paid within 5 days of the Maturity Date, shall bear interest at the rate of twelve
(12) percent per annum commencing on the date immediately following the day upon which the payment was due.

     This Promissory Note shall be construed and enforced according to the laws of the State of New Jersey, excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the indebtedness evidenced hereby expressly consents to personal jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, in the event of any litigation in any way arising out of the loan evidenced hereby, or any property given as collateral for the loan.

     The terms of this promissory note may not be changed orally.

     BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS PROMISSORY NOTE, OR ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR THE FINANCING
CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER EXTENDING THE LOAN EVIDENCED BY THIS PROMISSORY NOTE.

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     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Promissory Note as of the date first written above.



                                 POSEIDIS, INC.


                          By:      /s/ Louis Pardau dit Pardo
                             -----------------------------------------
                          Name:    Louis Pardau dit Pardo
                          Title:   President and Director





















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